SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 20, 2005

NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas (Address of principal executive offices)		77002 (Zip code)
Registrant’s telephone number, including area code: (713) 751-7507
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws
     On October 20, 2005, Natural Resource Partners L.P. amended its partnership agreement to clarify the procedure and timing for the conversion of subordinated units to common units. The amendment is attached hereto as Exhibit 4.1.
Item 7.01. Regulation FD Disclosure.
     In accordance with General Instructions B.2. and B.6 of Form 8-K, the following information and the exhibit referenced therein are being furnished under Item 7.01 of Form 8-K and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
     Natural Resource Partners announced via press release its quarterly distribution with respect to the third quarter of 2005. The partnership also announced that in connection with the payment of the quarterly distribution on November 14, 2005, 25% of the partnership’s subordinated units, which trade on the New York Stock Exchange under the ticker symbol “NSP”, will convert into common units and trade on the NYSE under the ticker symbol “NRP”. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits
4.1	Amendment No. 3 to First Amended and Restated Agreement of Limited Partnership of Natural Resource Partners L.P., dated as of October 20, 2005.

99.1	Natural Resource Partners L.P. press release dated as of October 20, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P. (Registrant)

By:	NRP (GP) LP its General Partner

By:	GP Natural Resource Partners LLC its General Partner

/s/ Wyatt L. Hogan

Wyatt L. Hogan
Vice President and General Counsel
Dated: October 20, 2005

Exhibit Index
Exhibit Number	Description
4.1	Amendment No. 3 to First Amended and Restated Agreement of Limited Partnership of Natural Resource Partners L.P., dated as of October 20, 2005.

99.1	Natural Resource Partners L.P. press release dated as of October 20, 2005.